FIRST NIAGARA FINANCIAL GROUP REPORTS 2007 FIRST QUARTER RESULTS

•	25% annualized commercial loan growth
•	Strong credit quality and no sub-prime exposure
•	Market driven deposit pricing furthers margin compression
•	Performance improvement initiatives accelerated to enhance future results
•	EPS of 19 cents excluding severance and related costs

Lockport, N.Y. - April 24, 2007 - First Niagara Financial Group, Inc. (NASDAQ: FNFG), today announced 2007 first quarter net income of $18.5 million, or $0.17 per diluted share, compared to 2006 fourth quarter net income of $20.9 million, or $0.19 per diluted share and $22.6 million, or $0.21 per diluted share for the 2006 first quarter. Results in the 2007 first quarter include the initial impact of the acceleration of performance improvement initiatives totaling $2.4 million, which decreased net income per diluted share by two cents. As referenced in the table below, excluding those charges and other severance costs in prior quarters, 2007 first quarter net income was $20.0 million, or $0.19 per diluted share, compared to 2006 fourth quarter earnings of $22.9 million, or $0.21 per diluted share and $22.6 million, or $0.21 per diluted share for the 2006 first quarter.

“First quarter results reflect solid core performance, in a challenging operating environment. Given the additional pressure on net interest income from the continuing yield curve inversion and rising deposit costs, we are very pleased with the further improvement in our earning asset mix, strong credit quality, and a high level of non-interest income, said John R. Koelmel, President & CEO. Despite the very positive activity levels in many areas of our business however, the affects of the market challenge suggest that revenue growth in 2007 will be difficult. As a result, we have accelerated our performance improvement initiatives to more optimally align and deploy all of our resources to improve financial performance and more effectively position us to compete for the long term.”

The performance improvement initiatives enacted to date include staff reductions, reconfiguring the delivery of trust services and the elimination of redundant back office functions. The Company is also consolidating additional branch locations in Eastern New York. First quarter charges related to these initiatives totaled $2.4 million, primarily related to employee severance. Staff reductions associated with these actions are expected to result in a 5% to 6% decrease in personnel from levels reported as of year-end 2006. Furthermore, building on the actions already underway to optimize its retail delivery system, the Company anticipates additional branch consolidations and is considering the divestiture of branch locations in non-strategic markets. Also, upon completion of a broad based strategic space planning analysis, the Company is evaluating the sale of excess real estate. These additional actions are expected to result in further restructuring costs in the second quarter, with the benefits of all actions including those still under consideration, beginning to be realized in the second half of this year.

Reported Results (including severance and related costs)

	Q1 2007	Q4 2006	Q1 2006
Noninterest expense	$54.6 million	$54.8 million	$51.9 million
Net income	$18.5 million	$20.9 million	$22.6 million
Net income per diluted share	$0.17	$0.19	$0.21

Non-GAAP Results (excluding severance and related costs)

	Q1 2007	Q4 2006	Q1 2006
Noninterest expense	$52.2 million	$51.5 million	$51.9 million
Net income	$20.0 million	$22.9 million	$22.6 million
Net income per diluted share	$0.19	$0.21	$0.21
The table above summarizes the Company’s operating results excluding certain severance and related charges. The Company believes these non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these costs enables management to perform a more effective evaluation and comparison of the Company’s results and assess performance in relation to the Company’s ongoing operations.

Financial Review

In the first quarter of 2007, average total loans increased $15.5 million from the linked quarter to $5.67 billion, primarily driven by a 25% annualized increase in total average commercial business loans. Average commercial real estate balances of $2.0 billion remained consistent with the linked quarter, a notable achievement given the unusually high level of payoffs that occurred in the fourth quarter of 2006. Reflecting seasonal demand, average home equity balances increased an annualized 2% from the linked quarter while average residential mortgage balances declined an annualized 2%. The yield on earning assets was 6.16%, consistent with the linked quarter, excluding the benefit of prepayment and other fees related to commercial mortgage payoffs realized in the prior period.

Total average deposits of $5.04 billion at March 31, 2007, were consistent with fourth quarter levels, yet reflect continued migration from savings and noninterest-bearing deposits to higher cost certificate of deposits and money market accounts. Average balances in those accounts increased 6% and 3%, respectively, on an annualized basis during the period. In spite of our expectations that deposit pricing would begin to stabilize, market pressures have resulted in additional rate increases. Therefore, the average rate paid on deposits for the quarter increased 9 basis points to 2.19% from 2.10% for the prior three month period. As a result, we experienced further margin compression during the quarter as the taxable net interest margin declined to 3.37%.

Credit trends remained favorable during the quarter. In particular, and reflective of our adherence to traditional underwriting methods, First Niagara has no exposure to subprime or Alt-A loans. Non-performing loans of $21.1 million at March 31, 2007 represent .37% of total loans, which compares to $15.5 million, or .27% of total loans, at year-end 2006 and $20.6 million, or .38% of the total portfolio, a year ago. Net charge-offs to average loans were .18% annualized for the quarter. At March 31, 2007, the allowance for credit losses was 1.24% of total loans and 337% of non-performing loans, compared to 1.27% and 463% respectively, at year-end 2006.

Noninterest income for the first quarter of 2007 of $27.9 million increased $1.0 million from the linked quarter, excluding the benefit in the prior period of the gain on the sale of a vacant branch facility in Eastern New York. Compared to the linked period, risk management revenue increased 9% primarily reflecting the benefit of solid new business growth as well as the impact of the Gernold Agency acquired on January 1, 2007, which offset the effect of continued industry softening in insurance renewal rates. Banking services income experienced the normal seasonal decline from the prior period. First quarter 2007 noninterest income represented 33% of net revenues.

Noninterest expenses, excluding severance and other related costs, of $52.2 million were comparable to the 2006 fourth quarter total of $51.5 million. While the current period includes the additional operating expenses associated with the Gernold Agency, it reflects the impact of the Company’s continuing focus on limiting future expense growth.

The Company repurchased 3.1 million shares of its common stock at an average price of $14.50 per share for the three months ended March 31, 2007. At the end of the 2007 first quarter, 2.5 million shares were available for repurchase under the current authorization, and as previously announced, the Board of Directors authorized an additional 5% share repurchase program on April 17, 2007.

Mr. Koelmel concluded, “In spite of the challenges posed by the current environment, we are very confident in First Niagara’s long term prospects based on the strength of our franchise, diverse revenue stream and the strong growth potential in many areas of our business. Although the yield curve is expected to remain inverted to flat for the remainder of 2007 and further constrain revenue growth, we nonetheless look for improvement in earnings in the second half of the year as we reduce operating expenses and focus our resources and energies on our best and most profitable growth opportunities. We will also continue to effectively and actively manage our balance sheet and capital to strengthen our financial performance. Accelerating our performance improvement initiatives underscores our commitment to emerge as a stronger, more profitable organization, even better positioned for long-term success.”

Profile – First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $8.0 billion and deposits of $5.8 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 120 branches and Regional Market Centers across Upstate New York.

Conference Call – A conference call will be held at 11 a.m. Eastern Time on Tuesday April 24, 2007 to discuss the Company’s financial results as well as the Company’s strategy and future outlook. Those wishing to participate in the call may dial toll-free 1-877-709-8150 (Event #7). A replay of the call will be available until May 8, 2007 by dialing 1-877-660-6853, account number 240, conference number 236096.

Forward-Looking Statements – This press release contains forward-looking statements with respect to the financial condition and results of operations of First Niagara Financial Group, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans that could result from an economic downturn; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with an increase in commercial real-estate and business loans and non-performing loans.

Officer Contacts
John R. Koelmel	President and Chief Executive Officer
Michael W. Harrington	Chief Financial Officer and Treasurer
Ann M. Segarra	Corporate Controller
(716) 625-7509
ann.segarra@fnfg.com

Leslie G. Garrity	Public Relations and Corporate Communications Manager
(716) 625-7528
leslie.garrity@fnfg.com

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data
	2007	2006
	March 31,	December 31,	September 30,	June 30,	March 31,

SELECTED FINANCIAL DATA
(Amounts in thousands)

Securities available for sale	$1,095,012	1,060,422	1,204,048	1,317,035	1,489,402
Loans and leases:
Commercial:
Real estate	$2,065,472	2,034,709	2,037,311	1,995,287	1,904,305
Business	$611,064	561,323	546,976	529,627	504,935

Total commercial loans	$2,676,536	2,596,032	2,584,287	2,524,914	2,409,240
Residential real estate	$2,224,704	2,252,473	2,254,294	2,245,795	2,209,518
Home equity	$472,714	470,714	463,773	446,562	418,719
Other consumer	$151,885	163,824	178,131	180,041	182,367
Specialized lending	$163,319	155,032	156,281	177,375	164,552
Net deferred costs and discounts	$27,747	27,350	26,217	24,617	21,927

Total loans and leases	$5,716,905	5,665,425	5,662,983	5,599,304	5,406,323
Allowance for credit losses	$71,051	71,913	72,697	72,662	72,441

Loans and leases, net	$5,645,854	5,593,512	5,590,286	5,526,642	5,333,882
Goodwill and other intangibles	$753,296	748,103	752,256	755,118	757,738
Total assets	$7,982,589	7,945,526	8,011,500	8,106,776	8,079,957
Total interest-earning assets	$6,903,315	6,837,367	6,934,014	7,043,036	7,016,550

Deposits:
Savings	$936,496	962,482	1,002,389	1,072,017	1,114,004
Interest-bearing checking	$511,169	521,751	519,194	513,382	519,158
Money market deposits	$1,394,016	1,294,834	1,229,209	1,189,810	1,138,526
Noninterest-bearing	$623,504	647,108	628,321	628,478	584,820
Certificates	$2,333,891	2,283,561	2,202,361	2,245,620	2,169,837

Total deposits	$5,799,076	5,709,736	5,581,474	5,649,307	5,526,345

Borrowings	$716,463	747,554	919,398	990,463	1,082,410
Total interest-bearing liabilities	$5,892,035	5,810,182	5,872,551	6,011,292	6,023,935
Net interest-earning assets	$1,011,280	1,027,185	1,061,463	1,031,744	992,615
Stockholders’ equity	$1,353,792	1,387,197	1,383,878	1,360,926	1,367,385
Tangible equity (1)	$600,496	639,094	631,622	605,808	609,647
Securities available for sale fair value adjustment included in stockholders’ equity	$(11,161)	(14,150)	(15,671)	(25,189)	(22,562)
Common shares outstanding (2)	103,991	106,753	106,701	106,528	107,721
Treasury shares	11,925	9,326	9,250	9,549	8,276
Total loans serviced for others	$398,166	393,831	385,107	377,150	378,665

CAPITAL

Tier 1 risk based capital	10.69%	10.91%	12.63%	11.40%	11.23%
Total risk based capital	11.94%	12.16%	13.86%	12.65%	12.48%
Tier 1 (core) capital	7.75%	7.73%	8.99%	7.92%	7.57%
Tangible capital	7.75%	7.73%	8.99%	7.92%	7.57%
Equity to assets	16.96%	17.46%	17.27%	16.79%	16.92%
Tangible equity to tangible assets(1)	8.31%	8.88%	8.70%	8.24%	8.33%
Book value per share (2)	$13.02	12.99	12.97	12.78	12.69
Tangible book value per share (1)(2)	$5.77	5.99	5.92	5.69	5.66

ASSET QUALITY DATA
(Amounts in thousands)

Non-performing loans:
Commercial real estate	$6,937	4,513	7,196	7,482	8,122
Commercial business	$5,653	2,599	2,960	2,458	3,074
Residential real estate	$3,713	4,490	3,450	3,904	4,905
Home equity	$1,088	819	667	620	678
Other consumer	$1,816	1,356	633	592	742
Specialized lending	$1,880	1,751	2,225	2,473	3,089

Total non-performing loans	$21,087	15,528	17,131	17,529	20,610
Real estate owned	$553	632	659	1,039	986

Total non-performing assets	$21,640	16,160	17,790	18,568	21,596

Net loan charge-offs	$2,462	2,085	1,264	1,335	2,200
Net charge-offs to average loans (annualized)	0.18%	0.15%	0.09%	0.10%	0.17%
Provision for credit losses	$1,600	1,300	1,300	1,556	2,300
Provision for credit losses as a percentage of average loans (annualized)	0.11%	0.09%	0.09%	0.11%	0.18%
Total non-performing loans to total loans	0.37%	0.27%	0.30%	0.31%	0.38%
Total non-performing assets as a percentage of total assets	0.27%	0.20%	0.22%	0.23%	0.27%
Allowance for credit losses to total loans	1.24%	1.27%	1.28%	1.30%	1.34%
Allowance for credit losses to non-performing loans	336.9%	463.1%	424.4%	414.5%	351.5%

Personnel FTE	1,915	1,922	1,891	1,939	1,958
Number of branches	119	119	119	122	120

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2007	2006
	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED OPERATIONS DATA
(Amounts in thousands)

Interest income	$103,198	415,830	106,163	105,026	104,011	100,630
Interest expense	$46,998	169,349	46,697	44,400	40,175	38,077

Net interest income	$56,200	246,481	59,466	60,626	63,836	62,553
Provision for credit losses	$1,600	6,456	1,300	1,300	1,556	2,300

Net interest income after provision for credit losses	$54,600	240,025	58,166	59,326	62,280	60,253
Noninterest income:
Banking services	$8,995	38,661	9,766	9,861	9,983	9,051
Risk management services	$11,704	44,133	10,753	10,855	11,705	10,820
Employee benefits administration	$1,194	4,002	1,172	1,012	923	895
Wealth management services	$2,321	8,334	1,938	1,990	2,133	2,273
Lending and leasing	$1,904	7,238	1,914	1,608	1,969	1,747
Bank-owned life insurance	$1,055	3,162	885	774	756	747
Other	$739	5,688	1,475	3,502	333	378

Total noninterest income	$27,912	111,218	27,903	29,602	27,802	25,911

Noninterest expense:
Salaries and benefits	$32,892	123,795	32,346	31,436	30,411	29,602
Occupancy and equipment	$5,982	22,147	5,695	5,538	5,241	5,673
Technology and communications	$4,839	20,303	5,083	5,117	5,109	4,994
Marketing and advertising	$1,688	7,154	1,800	1,775	1,792	1,787
Professional services	$809	3,921	1,060	929	1,069	863
Amortization of intangibles	$2,691	11,802	2,838	2,890	2,994	3,080
Other	$5,740	22,729	5,953	5,410	5,456	5,910

Total noninterest expense	$54,641	211,851	54,775	53,095	52,072	51,909
Income before income taxes	$27,871	139,392	31,294	35,833	38,010	34,255
Income taxes	$9,337	47,533	10,398	12,275	13,212	11,647

Net income	$18,534	91,859	20,896	23,558	24,798	22,608

STOCK AND RELATED PER SHARE DATA

Net income per share:
Basic	$0.18	0.86	0.20	0.22	0.23	0.21
Diluted	$0.17	0.85	0.19	0.22	0.23	0.21
Cash dividends	$0.13	0.46	0.12	0.12	0.11	0.11
Dividend payout ratio	72.22%	53.49%	60.00%	54.55%	47.83%	52.38%
Dividend yield (annualized)	3.79%	3.10%	3.20%	3.26%	3.15%	3.04%
Market price (NASDAQ: FNFG):
High	$15.07	15.43	15.43	15.20	14.74	15.16
Low	$13.53	13.38	13.89	13.54	13.44	13.38
Close	$13.91	14.86	14.86	14.62	14.02	14.66

SELECTED RATIOS

Net income (annualized):
Return on average assets	0.95%	1.14%	1.04%	1.16%	1.23%	1.14%
Return on average equity	5.47%	6.67%	5.96%	6.79%	7.27%	6.67%
Return on average tangible equity (1)	12.10%	14.75%	12.93%	15.02%	16.28%	14.88%

Noninterest income as a percentage of net revenue	33.18%	31.09%	31.94%	32.81%	30.34%	29.29%
Efficiency ratio - Consolidated	65.0%	59.2%	62.7%	58.8%	56.8%	58.7%
- Banking segment (3)	61.7%	54.5%	59.5%	54.1%	50.6%	53.9%
Net loan charge-offs	$2,462	6,884	2,085	1,264	1,335	2,200
Net charge-offs to average loans (annualized)	0.18%	0.12%	0.15%	0.09%	0.10%	0.17%

Provision for credit losses as a percentage of average loans (annualized)	0.11%	0.12%	0.09%	0.09%	0.11%	0.18%

First Niagara Financial Group, Inc.
Summary of Quarterly Financial Data (Cont’d)

	2007	2006
	First Quarter	Year Ended December 31,	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

SELECTED AVERAGE BALANCES
(Amounts in thousands)

Securities, at amortized cost	$1,086,037	1,377,191	1,159,180	1,299,108	1,463,333	1,592,764
Loans (4)
Commercial:
Real estate	$2,037,544	1,965,832	2,037,440	2,016,806	1,936,790	1,869,891
Business	$579,853	521,354	546,023	539,824	520,368	478,253

Total commercial loans	$2,617,397	2,487,186	2,583,463	2,556,630	2,457,158	2,348,144
Residential	$2,253,212	2,243,116	2,265,240	2,261,904	2,234,926	2,209,575
Home equity	$476,591	445,356	474,011	460,241	435,366	410,952
Other consumer	$165,462	182,518	174,468	182,348	186,903	186,486
Specialized lending	$161,104	165,935	161,105	163,961	173,566	165,175

Total loans	$5,673,766	5,524,111	5,658,287	5,625,084	5,487,919	5,320,332
Total interest-earning assets	$6,811,941	6,973,137	6,901,629	6,984,200	7,031,114	6,976,304
Goodwill and other intangibles	$753,483	754,919	750,516	753,496	756,491	759,284
Total assets	$7,884,237	8,028,761	7,963,834	8,033,309	8,082,794	8,035,848

Interest-bearing liabilities:
Savings accounts	$943,137	1,057,992	978,337	1,039,632	1,086,454	1,129,407
Checking	$497,094	507,215	504,779	508,079	505,968	510,083
Money market deposits	$1,306,061	1,200,914	1,297,828	1,217,859	1,174,835	1,110,893
Certificates of deposit	$2,290,626	2,202,282	2,255,120	2,236,959	2,207,201	2,107,851
Borrowed funds	$769,314	980,429	823,799	928,766	1,045,184	1,127,879

Total interest-bearing liabilities	$5,806,232	5,948,832	5,859,863	5,931,295	6,019,642	5,986,113
Noninterest-bearing deposits	$589,517	591,306	601,994	614,880	590,754	556,840
Total interest-bearing deposits	$5,036,918	4,968,403	5,036,064	5,002,529	4,974,458	4,858,234
Total liabilities	$6,509,433	6,651,267	6,572,369	6,657,635	6,715,447	6,660,514
Net interest-earning assets	$1,005,709	1,024,305	1,041,766	1,052,905	1,011,472	990,191
Stockholders’ equity	$1,374,804	1,377,494	1,391,465	1,375,674	1,367,347	1,375,334
Tangible equity (1)	$621,321	622,575	640,949	622,178	610,856	616,050
Common shares outstanding (2):
Basic	105,294	107,068	106,661	106,599	106,985	108,042
Diluted	106,004	108,027	107,576	107,548	107,897	109,026

SELECTED AVERAGE YIELDS/RATES
(Tax equivalent basis)

Securities, at amortized cost	4.26%	4.10%	4.20%	4.16%	4.07%	3.99%
Loans
Commercial:
Real estate	6.85%	6.93%	7.04%	6.87%	6.89%	6.90%
Business	7.69%	7.58%	7.99%	7.67%	7.48%	7.12%

Total commercial loans	7.04%	7.06%	7.24%	7.04%	7.02%	6.95%
Residential	5.62%	5.57%	5.59%	5.56%	5.57%	5.56%
Home equity	7.00%	6.88%	7.01%	6.97%	6.84%	6.67%
Other consumer	7.42%	7.50%	7.65%	7.58%	7.44%	7.33%
Specialized lending	8.45%	9.59%	8.82%	8.70%	10.26%	10.51%
Total loans	6.52%	6.53%	6.62%	6.50%	6.53%	6.47%

Total interest-earning assets	6.16%	6.04%	6.21%	6.06%	6.00%	5.89%

Savings accounts	0.62%	0.64%	0.64%	0.64%	0.64%	0.64%
Interest-bearing checking	0.53%	0.49%	0.56%	0.49%	0.46%	0.46%
Money market deposits	3.56%	3.08%	3.42%	3.19%	2.97%	2.66%
Certificates of deposit	4.44%	3.90%	4.29%	4.06%	3.78%	3.43%
Borrowed funds	4.38%	3.76%	4.21%	3.99%	3.18%	3.79%
Total interest-bearing liabilities	3.28%	2.84%	3.16%	2.97%	2.67%	2.58%

Tax equivalent net interest rate spread	2.88%	3.20%	3.05%	3.09%	3.33%	3.31%
Tax equivalent net interest rate margin	3.37%	3.61%	3.52%	3.54%	3.71%	3.68%

(1)	Excludes goodwill and other intangible assets.
(2)	Excludes unallocated ESOP shares and unvested restricted stock shares.
(3)	Includes operating results for the banking activities segment as defined in the Company’s quarterly and annual reports.
(4)	Includes nonaccrual loans.